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INVENTIV HEALTH, INC.
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On Wednesday, May 19, 2010, inVentiv Health, Inc. issued a press release announcing an update in the start time for the Annual Meeting of Shareholders. The text of the press release is attached below.

NEWS RELEASE
FOR IMMEDIATE RELEASE

Investors/Corporate:	Media:
David Bassin, CFO	Marcia Frederick
inVentiv Health, Inc.	inVentiv Health, Inc.
(732) 537-4804	(614) 543-6281
investor@inventivhealth.com	mfrederick@inventivhealth.com
inVentiv Health to Hold 2010
Shareholders Meeting on June 8th at 1 p.m.
SOMERSET, N.J. — May 19, 2010 — inVentiv Health, Inc. (NASDAQ: VTIV) will hold its 2010 Annual Meeting of Shareholders on Tuesday, June 8 at 1 p.m. EDT. The meeting will be held at inVentiv’s midtown Manhattan office, located at 1180 Avenue of the Americas, 10th Floor, New York, NY.
Shareholders should note that the start time for the meeting has been updated to 1 p.m. The company’s annual report and proxy statement, which were printed several weeks ago, list the meeting as starting at 9 a.m.
Shareholders also can attend the meeting via conference call. To listen, please dial 800-358-8448 (Domestic) or 706-634-1367 (International). The conference identification number is 76749764. In addition, the meeting will be webcast live on the Internet at http://www.inVentivHealth.com/health/newsroom/webcasts.asp. To participate, please go to the site at least 15 minutes in advance of the call to register, download and install any necessary audio software.
About inVentiv Health
inVentiv Health, Inc. (NASDAQ: VTIV) is an insights-driven global healthcare leader that provides dynamic solutions to deliver customer and patient success. inVentiv delivers its customized clinical, sales, marketing and communications solutions through its four core business segments: inVentiv Clinical, inVentiv Communications, inVentiv Commercial, and inVentiv Patient Outcomes. inVentiv Health’s client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payor companies, including all top 20 global pharmaceutical manufacturers. For more information, visit www.inventivhealth.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause inVentiv Health’s performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.
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inVentiv Health	www.inventivhealth.com
500 Atrium Drive • Somerset, New Jersey • 08873 • p.800.416.0555